UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2017

Aberdeen Indonesia Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-06024	13-3558141
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, 32nd Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(800)-522-5465

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Board of Directors of Aberdeen Indonesia Fund, Inc. (the “Fund”) has voted to amend Article 2.6 of the Fund’s Amended and Restated By-laws (the “By-laws”) effective January 15, 2017.  Article 2.6, as amended, provides the chairman of a shareholder meeting the authority to adjourn an inquorate meeting, which is an authority previously held only by the stockholders entitled to vote at the meeting who are present in person or represented by proxy.

As revised Article 2.6.  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.  If a quorum shall not be present or represented, (a)  the chairman of the meeting or (b) the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.		Exhibit Description

3.(ii)	—	Amendment to Amended and Restated By-laws of Aberdeen Indonesia Fund, Inc., effective January 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aberdeen Indonesia Fund, Inc.

Date: January 18, 2017

	By:	/s/ Lucia Sitar
Lucia Sitar
Vice President

Exhibit Index

Exhibit No.		Exhibit Description

3.(ii)	—	Amendment to Amended and Restated By-laws of Aberdeen Indonesia Fund, Inc., effective January 15, 2017.